Exhibit 99.1

RenaissanceRe Reports Net Income of $24.8 Million for the Second Quarter of 2011 or $0.48 Per Diluted Common

Share; Operating Loss of $10.2 Million or $0.21 Per Diluted Common Share

Net Negative Impact of $70.8 Million Related to the Large U.S. Tornadoes in the Second Quarter of 2011

Catastrophe Unit Gross Premiums Written Up 15% Excluding Reinstatement Premiums, and Managed Catastrophe

Premiums up 16%, Excluding Reinstatement Premiums

Pembroke, Bermuda, July 26, 2011 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $24.8 million or $0.48 per diluted common share in the second quarter of 2011, compared to $210.2 million or $3.66, respectively, in the second quarter of 2010. Operating loss attributable to RenaissanceRe common shareholders was $10.2 million or $0.21 per diluted common share for the second quarter of 2011, compared to operating income available to RenaissanceRe common shareholders of $139.9 million or $2.40 per diluted common share in the second quarter of 2010. The Company reported an annualized return on average common equity of 3.3% and an annualized operating return on average common equity of negative 1.4% in the second quarter of 2011, compared to positive 26.8% and positive 17.9%, respectively, in the second quarter of 2010. See Comments on Regulation G for a reconciliation of non-GAAP measures.

Book value per common share increased $0.29, or 0.5%, in the second quarter of 2011 to $57.30, compared to a 5.8% increase in the second quarter of 2010.

Mr. Neill A. Currie, CEO, commented: “Our results for the quarter were impacted by $70.8 million of net losses from the tornado activity in the U.S. As a result, we reported $24.8 million of net income, a $10.2 million operating loss and a 0.5% increase in book value per share in the quarter.”

Mr. Currie added: “At the same time, we had a successful June 1st renewal season and are pleased with our portfolio of risks, which reflects improving market conditions in our Reinsurance segment. Our strong balance sheet, high ratings and leadership position in property catastrophe reinsurance allowed us to increase our catastrophe premiums by over 15%.”

SECOND QUARTER 2011 HIGHLIGHTS (1)

•

Gross premiums written increased $135.0 million, or 26.7%, to $641.6 million, primarily driven by improving market conditions in our core markets experienced during the June 2011 renewals and $22.5 million of reinstatement premiums written from the large U.S. tornadoes in the second quarter of 2011. Excluding the impact of $22.5 million of reinstatement premiums written in the second quarter of 2011, gross premiums written increased $112.5 million, or 22.2%.

•

Underwriting income of $9.7 million and a combined ratio of 95.5%, compared to $169.4 million and 20.2%, primarily impacted by the large U.S. tornadoes in the second quarter of 2011, as detailed in the table below, which had a net negative impact (2) of $70.8 million and added 51.8 percentage points to the combined ratio.

Three months ended June 30, 2011
(in thousands of U.S. dollars, except ratios)	Large U.S. Tornadoes

Net claims and claim expenses incurred	$(121,655)

Reinstatement premiums earned	22,499
Lost profit commissions	(708)

Net impact on underwriting result	(99,864)
Redeemable noncontrolling interest - DaVinciRe	29,054

Net negative impact	$(70,810)

Percentage point impact on consolidated combined ratio	51.8

Net negative impact on Reinsurance segment underwriting result	$(96,944)
Net negative impact on Lloyd's segment underwriting result	(2,920)

Net negative impact on underwriting result	$(99,864)

Underwriting Results by Segment (1)

Reinsurance Segment

Gross premiums written in the Reinsurance segment were $607.4 million, an increase of $110.9 million, or 22.3%. The increase is primarily due to a $93.7 million increase in the catastrophe unit as a result of the improving market conditions in our core markets experienced during the June 2011 renewals, combined with reinstatement premiums written from the large U.S. tornadoes in the second quarter of 2011. Excluding the impact of $22.4 million of reinstatement premiums written in the second quarter of 2011, the Reinsurance segment gross premiums written increased $88.5 million, or 17.8%, and managed catastrophe premiums written increased $80.9 million, or 15.7%.

The Reinsurance segment generated underwriting income of $12.9 million and a combined ratio of 93.5%, compared to $180.7 million and a combined ratio of 8.8%. Current accident year net claims and claim expenses in the Reinsurance segment of $162.4 million are comprised of $139.2 million and $23.2 million related to the catastrophe and specialty units, respectively. As detailed in the table below, the large U.S. tornadoes in the second quarter of 2011 had a net impact on the Reinsurance segment underwriting result of $96.9 million and added 55.5 percentage points to the Reinsurance segment’s combined ratio.

Three months ended June 30, 2011
(in thousands of U.S. dollars, except ratios)	Large U.S. Tornadoes

Net claims and claim expenses incurred	$(118,655)

Reinstatement premiums earned	22,419
Lost profit commissions	(708)

Net impact on Reinsurance segment underwriting result	$(96,944)

Net negative impact on catastrophe unit underwriting result	$(96,944)
Net negative impact on specialty unit underwriting result	—

Net impact on Reinsurance segment underwriting result	$(96,944)

Percentage point impact on Reinsurance segment combined ratio	55.5

The Reinsurance segment experienced $19.2 million of favorable development on prior year reserves, including $11.8 million in the catastrophe unit due to reductions in estimated ultimate losses on certain specific events, and $7.4 million in the specialty unit primarily due to better than expected claims emergence.

Lloyd’s Segment

Gross premiums written in the Lloyd’s segment decreased $0.7 million, or 2.1%, to $34.1 million. The Lloyd’s segment incurred an underwriting loss of $3.3 million and a combined ratio of 119.3%, compared to generating underwriting income of $0.8 million and a combined ratio of 95.5%. Net claims and claim expenses include $3.0 million related to the large U.S. tornadoes in the second quarter of 2011.

Investments (1)

Total investment result, which includes net investment income, net realized and unrealized gains on investments, net other-than-temporary impairments and the change in net unrealized gains on fixed maturity investments available for sale, decreased $19.5 million, to $66.5 million, primarily due to the lower total returns on the fixed maturity investments portfolio, and partially offset by improved returns on certain non-investment grade allocations included in other investments. The weighted average effective yield on the fixed maturity and short term investment portfolio was 2.4% at June 30, 2011, compared to 2.1% at March 31, 2011.

Other Items (1)

•

On June 1, 2011, DaVinciRe Holdings Ltd. completed an equity raise of $100.0 million from new and existing shareholders. The capital raised is being used to support the ongoing underwriting activities of DaVinci, which primarily writes property catastrophe reinsurance and certain classes of specialty reinsurance. As a result of the equity raise, the Company’s ownership in DaVinciRe decreased to 42.8% effective June 1, 2011, compared to 44.0% at January 1, 2011.

This Press Release includes certain non-GAAP financial measures including “operating (loss) income (attributable) available to RenaissanceRe common shareholders”, “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 27, 2011 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company’s ventures unit, (2) Lloyd’s, which includes reinsurance and insurance business written through Syndicate 1458, and (3) Insurance, which principally includes the Company’s Bermuda-based insurance operations.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the second quarter of 2010 unless specifically stated.
(2)

Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest – DaVinciRe. The Company’s estimates are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. Given the magnitude and recent occurrence of these events, delays in receiving claims data, potential uncertainties relating to reinsurance recoveries and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events. Accordingly, the Company’s actual net negative impact from these events will vary from these preliminary estimates, perhaps materially so. Changes in these estimates will be recorded in the period in which they occur.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Peter Hill or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Revenues
Gross premiums written	$641,563	$506,540	$1,252,068	$1,022,551

Net premiums written	$427,995	$329,334	$880,570	$736,493
Increase in unearned premiums	(210,820)	(117,163)	(357,854)	(273,669)

Net premiums earned	217,175	212,171	522,716	462,824
Net investment income	33,328	26,173	93,609	91,882
Net foreign exchange losses	(4,521)	(609)	(3,861)	(11,951)
Equity in earnings (losses) of other ventures	5,128	3,160	(18,625)	5,316
Other (loss) income	(5,167)	(3,742)	44,978	(9,933)
Net realized and unrealized gains on investments	34,979	70,051	29,765	118,251

Total other-than-temporary impairments	—	(798)	—	(831)
Portion recognized in other comprehensive income, before taxes	—	2	—	2

Net other-than-temporary impairments	—	(796)	—	(829)

Total revenues	280,922	306,408	668,582	655,560

Expenses
Net claims and claim expenses incurred	151,261	(18,803)	779,798	78,537
Acquisition expenses	13,883	23,580	46,218	50,015
Operational expenses	42,299	38,040	84,129	83,190
Corporate expenses	4,011	4,493	6,075	9,802
Interest expense	5,730	6,206	11,925	9,362

Total expenses	217,184	53,516	928,145	230,906

Income (loss) from continuing operations before taxes	63,738	252,892	(259,563)	424,654
Income tax benefit	1,773	958	1,825	3,921

Income (loss) from continuing operations	65,511	253,850	(257,738)	428,575
(Loss) income from discontinued operations	(10,094)	18,881	(11,620)	30,328

Net income (loss)	55,417	272,731	(269,358)	458,903
Net (income) loss attributable to noncontrolling interests	(21,903)	(51,915)	63,589	(62,465)

Net income (loss) attributable to RenaissanceRe	33,514	220,816	(205,769)	396,438
Dividends on preference shares	(8,750)	(10,575)	(17,500)	(21,150)

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$24,764	$210,241	$(223,269)	$375,288

Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$(0.21)	$2.40	$(4.97)	$4.30

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.68	$3.35	$(4.16)	$5.89
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - basic	(0.20)	0.34	(0.23)	0.53

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - basic	$0.48	$3.69	$(4.39)	$6.42

Income (loss) from continuing operations available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$0.68	$3.32	$(4.16)	$5.84
(Loss) income from discontinued operations (attributable) available to RenaissanceRe common shareholders per common share - diluted (2)	(0.20)	0.34	(0.23)	0.53

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted (2)	$0.48	$3.66	$(4.39)	$6.37

Average shares outstanding - basic	50,493	55,538	50,994	56,972
Average shares outstanding - diluted (2)	51,050	56,044	50,994	57,465

Net claims and claim expense ratio	69.6%	(8.9%)	149.2%	17.0%
Expense ratio	25.9%	29.1%	24.9%	28.8%

Combined ratio	95.5%	20.2%	174.1%	45.8%

Operating return on average common equity - annualized (1)	(1.4%)	17.9%	(16.3%)	16.3%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	Earnings per share calculations use average common shares outstanding - basic, when in a net loss position, as required by FASB ASC Topic Earnings per Share.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	June 30, 2011	December 31, 2010

Assets
Fixed maturity investments trading, at fair value	$3,864,205	$3,871,780
Fixed maturity investments available for sale, at fair value	202,769	244,917

Total fixed maturity investments, at fair value	4,066,974	4,116,697
Short term investments, at fair value	774,421	1,110,364
Equity investments trading, at fair value	32,252	—
Other investments, at fair value	839,643	787,548
Investments in other ventures, under equity method	82,197	85,603

Total investments	5,795,487	6,100,212
Cash and cash equivalents	237,737	277,738
Premiums receivable	933,519	322,080
Prepaid reinsurance premiums	245,676	60,643
Reinsurance recoverable	333,245	101,711
Accrued investment income	36,266	34,560
Deferred acquisition costs	90,858	35,648
Receivable for investments sold	257,075	99,226
Other secured assets	—	14,250
Other assets	219,226	205,373
Goodwill and other intangibles	14,383	14,690
Assets of discontinued operations held for sale	2,868	872,147

Total assets	$8,166,340	$8,138,278

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,170,728	$1,257,843
Unearned premiums	830,939	286,183
Debt	349,201	549,155
Reinsurance balances payable	403,152	318,024
Payable for investments purchased	102,545	195,383
Other secured liabilities	—	14,000
Other liabilities	152,853	222,310
Liabilities of discontinued operations held for sale	10,220	598,511

Total liabilities	4,019,638	3,441,409

Redeemable noncontrolling interest - DaVinciRe	628,001	757,655

Shareholders’ Equity
Preference shares	550,000	550,000
Common shares	51,753	54,110
Additional paid-in capital	5,768	—
Accumulated other comprehensive income	18,031	19,823
Retained earnings	2,889,719	3,312,392

Total shareholders’ equity attributable to RenaissanceRe	3,515,271	3,936,325
Noncontrolling interest	3,430	2,889

Total shareholders’ equity	3,518,701	3,939,214

Total liabilities, noncontrolling interests and shareholders’ equity	$8,166,340	$8,138,278

Book value per common share	$57.30	$62.58

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars) (Unaudited)

	Three months ended June 30, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations	Other	Total

Gross premiums written	$607,404	$34,126	$33	$—	$—	$641,563

Net premiums written	$395,856	$32,084	$55		—	$427,995

Net premiums earned	$199,461	$17,233	$481		—	$217,175
Net claims and claim expenses incurred	143,219	8,619	(577)		—	151,261
Acquisition expenses	10,431	3,305	147		—	13,883
Operational expenses	32,901	8,635	763		—	42,299

Underwriting income (loss)	$12,910	$(3,326)	$148		—	9,732

Net investment income					33,328	33,328

Net foreign exchange losses					(4,521)	(4,521)
Equity in earnings of other ventures					5,128	5,128
Other loss					(5,167)	(5,167)
Net realized and unrealized gains on investments					34,979	34,979
Corporate expenses					(4,011)	(4,011)
Interest expense					(5,730)	(5,730)

Income from continuing operations before taxes						63,738
Income tax benefit					1,773	1,773
Loss from discontinued operations					(10,094)	(10,094)
Net income attributable to noncontrolling interests					(21,903)	(21,903)
Dividends on preference shares					(8,750)	(8,750)

Net income available to RenaissanceRe common shareholders						$24,764

Net claims and claim expenses incurred - current accident year	$162,398	$9,612	$(78)			$171,932
Net claims and claim expenses incurred - prior accident years	(19,179)	(993)	(499)			(20,671)

Net claims and claim expenses incurred - total	$143,219	$8,619	$(577)			$151,261

Net claims and claim expense ratio - current accident year	81.4%	55.8%	(16.2%)			79.2%

Net claims and claim expense ratio - prior accident years	(9.6%)	(5.8%)	(103.8%)			(9.6%)

Net claims and claim expense ratio - calendar year	71.8%	50.0%	(120.0%)			69.6%
Underwriting expense ratio	21.7%	69.3%	189.2%			25.9%

Combined ratio	93.5%	119.3%	69.2%			95.5%

	Three months ended June 30, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$496,517	$34,841	$(3,742)	$(21,076)	$—	$506,540

Net premiums written	$319,000	$32,330	$(21,996)		—	$329,334

Net premiums earned	$198,223	$16,630	$(2,682)		—	$212,171
Net claims and claim expenses incurred	(30,332)	7,752	3,777		—	(18,803)
Acquisition expenses	17,941	3,172	2,467		—	23,580
Operational expenses	29,869	4,953	3,218		—	38,040

Underwriting income (loss)	$180,745	$753	$(12,144)		—	169,354

Net investment income					26,173	26,173
Net foreign exchange losses					(609)	(609)
Equity in earnings of other ventures					3,160	3,160
Other loss					(3,742)	(3,742)
Net realized and unrealized gains on fixed maturity investments					70,051	70,051
Net other-than-temporary impairments					(796)	(796)
Corporate expenses					(4,493)	(4,493)
Interest expense					(6,206)	(6,206)

Income from continuing operations before taxes						252,892
Income tax benefit					958	958
Income from discontinued operations					18,881	18,881
Net income attributable to redeemable noncontrolling interest - DaVinciRe					(51,915)	(51,915)
Dividends on preference shares					(10,575)	(10,575)

Net income available to RenaissanceRe common shareholders						$210,241

Net claims and claim expenses incurred - current accident year	$50,994	$7,814	$2,627			$61,435
Net claims and claim expenses incurred - prior accident years	(81,326)	(62)	1,150			(80,238)

Net claims and claim expenses incurred - total	$(30,332)	$7,752	$3,777			$(18,803)

Net claims and claim expense ratio - current accident year	25.7%	47.0%	NMF			29.0%
Net claims and claim expense ratio - prior accident years	(41.0%)	(0.4%)	NMF			(37.9%)

Net claims and claim expense ratio - calendar year	(15.3%)	46.6%	NMF			(8.9%)
Underwriting expense ratio	24.1%	48.9%	NMF			29.1%

Combined ratio	8.8%	95.5%	NMF			20.2%

(1)	Represents $21.0 million and $0.1 million of gross premiums ceded from the Insurance segment to the Lloyd’s segment and from the Insurance segment to the Reinsurance segment, respectively.

NMF - Not a meaningful figure.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars) (Unaudited)

	Six months ended June 30, 2011
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$1,181,086	$70,746	$313	$(77)	$—	$1,252,068

Net premiums written	$819,422	$60,821	$327		—	$880,570

Net premiums earned	$488,890	$32,907	$919		—	$522,716
Net claims and claim expenses incurred	738,623	39,142	2,033		—	779,798
Acquisition expenses	40,223	5,766	229		—	46,218
Operational expenses	65,264	17,607	1,258		—	84,129

Underwriting loss	$(355,220)	$(29,608)	$(2,601)		—	(387,429)

Net investment income					93,609	93,609

Net foreign exchange losses					(3,861)	(3,861)
Equity in losses of other ventures					(18,625)	(18,625)
Other income					44,978	44,978
Net realized and unrealized gains on investments					29,765	29,765
Corporate expenses					(6,075)	(6,075)
Interest expense					(11,925)	(11,925)

Loss from continuing operations before taxes						(259,563)
Income tax benefit					1,825	1,825
Loss from discontinued operations					(11,620)	(11,620)
Net loss attributable to noncontrolling interests					63,589	63,589
Dividends on preference shares					(17,500)	(17,500)

Net loss attributable to RenaissanceRe common shareholders						$(223,269)

Net claims and claim expenses incurred - current accident year	$829,760	$38,938	$(69)			$868,629
Net claims and claim expenses incurred - prior accident years	(91,137)	204	2,102			(88,831)

Net claims and claim expenses incurred - total	$738,623	$39,142	$2,033			$779,798

Net claims and claim expense ratio - current accident year	169.7%	118.3%	(7.5%)			166.2%

Net claims and claim expense ratio - prior accident years	(18.6%)	0.6%	228.7%			(17.0%)

Net claims and claim expense ratio - calendar year	151.1%	118.9%	221.2%			149.2%
Underwriting expense ratio	21.6%	71.1%	161.8%			24.9%

Combined ratio	172.7%	190.0%	383.0%			174.1%

(1)	Represents $0.1 million of gross premiums ceded from the Reinsurance segment to the Lloyd’s segment.

	Six months ended June 30, 2010
	Reinsurance	Lloyd’s	Insurance	Eliminations (1)	Other	Total

Gross premiums written	$995,102	$48,865	$685	$(22,101)	$—	$1,022,551

Net premiums written	$707,658	$45,981	$(17,146)		—	$736,493

Net premiums earned	$441,292	$23,601	$(2,069)		—	$462,824
Net claims and claim expenses incurred	68,615	10,339	(417)		—	78,537
Acquisition expenses	40,600	4,331	5,084		—	50,015
Operational expenses	63,886	11,087	8,217		—	83,190

Underwriting income (loss)	$268,191	$(2,156)	$(14,953)		—	251,082

Net investment income					91,882	91,882
Net foreign exchange losses					(11,951)	(11,951)
Equity in earnings of other ventures					5,316	5,316
Other loss					(9,933)	(9,933)
Net realized and unrealized gains on fixed maturity investments					118,251	118,251
Net other-than-temporary impairments					(829)	(829)
Corporate expenses					(9,802)	(9,802)
Interest expense					(9,362)	(9,362)

Income from continuing operations before taxes						424,654
Income tax benefit					3,921	3,921
Income from discontinued operations					30,328	30,328
Net income attributable to redeemable noncontrolling interest - DaVinciRe					(62,465)	(62,465)
Dividends on preference shares					(21,150)	(21,150)

Net income available to RenaissanceRe common shareholders						$375,288

Net claims and claim expenses incurred - current accident year	$255,059	$10,500	$5,486			$271,045
Net claims and claim expenses incurred - prior accident years	(186,444)	(161)	(5,903)			(192,508)

Net claims and claim expenses incurred - total	$68,615	$10,339	$(417)			$78,537

Net claims and claim expense ratio - current accident year	57.8%	44.5%	NMF			58.6%
Net claims and claim expense ratio - prior accident years	(42.3%)	(0.7%)	NMF			(41.6%)

Net claims and claim expense ratio - calendar year	15.5%	43.8%	NMF			17.0%
Underwriting expense ratio	23.7%	65.3%	NMF			28.8%

Combined ratio	39.2%	109.1%	NMF			45.8%

(1)	Represents $21.6 million, $0.2 million and $0.2 million of gross premiums ceded from the Insurance segment to the Lloyd’s segment, from the Insurance segment to the Reinsurance segment and from the Reinsurance segment to Lloyd’s segment, respectively.

NMF - Not a meaningful figure.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written and Managed Premiums Analysis

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Reinsurance Segment

Renaissance catastrophe premiums	$366,929	$302,625	$678,571	$570,919
Renaissance specialty premiums	23,066	7,389	97,461	79,838

Total Renaissance premiums	389,995	310,014	776,032	650,757

DaVinci catastrophe premiums	216,317	186,917	403,353	342,743
DaVinci specialty premiums	1,092	(414)	1,701	1,602

Total DaVinci premiums	217,409	186,503	405,054	344,345

Total catastrophe unit premiums	583,246	489,542	1,081,924	913,662
Total specialty unit premiums	24,158	6,975	99,162	81,440

Total Reinsurance segment gross premiums written	$607,404	$496,517	$1,181,086	$995,102

Lloyd’s Segment

Specialty	$17,546	$6,508	$46,781	$14,230
Catastrophe	16,580	7,324	23,965	12,993
Insurance	—	21,009	—	21,642

Total Lloyd’s segment gross premiums written	$34,126	$34,841	$70,746	$48,865

Insurance Segment

Commercial property	$33	$20	$313	$1,117
Personal lines property	—	(3,762)	—	(432)

Total Insurance segment gross premiums written	$33	$(3,742)	$313	$685

	Three months ended		Six months ended
Managed Premiums (1)	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Total catastrophe unit gross premiums written	$583,246	$489,542	$1,081,924	$913,662
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	19,079	18,793	41,607	44,979
Catastrophe premiums written in the Lloyd’s segment	16,580	7,324	23,965	12,993
Catastrophe premiums assumed from the Insurance segment	—	(67)	—	(242)

Total managed catastrophe premiums (1)	$618,905	$515,592	$1,147,496	$971,392

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.
(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Fixed maturity investments	$24,426	$28,014	$52,339	$56,889
Short term investments	433	682	1,028	1,168
Equity investments trading	112	—	126	—
Other investments
Hedge funds and private equity investments	8,230	8,188	31,737	25,724
Other	2,838	(8,184)	13,665	13,034
Cash and cash equivalents	45	22	86	83

	36,084	28,722	98,981	96,898
Investment expenses	(2,756)	(2,549)	(5,372)	(5,016)

Net investment income	33,328	26,173	93,609	91,882

Gross realized gains	15,430	28,753	25,992	77,601
Gross realized losses	(4,156)	(5,962)	(16,773)	(11,132)

Net realized gains on fixed maturity investments	11,274	22,791	9,219	66,469

Net unrealized gains on fixed maturity investments trading	24,728	47,260	20,970	51,782
Net unrealized losses on equity investments trading	(1,023)	—	(424)	—

Net realized and unrealized gains on investments	34,979	70,051	29,765	118,251

Total other-than-temporary impairments	—	(798)	—	(831)
Portion recognized in other comprehensive income, before taxes	—	2	—	2

Net other-than-temporary impairments	—	(796)	—	(829)

Change in net unrealized gains on fixed maturity investment available for sale	(1,763)	(9,414)	(1,511)	(18,055)

Total investment result	$66,544	$86,014	$121,863	$191,249

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating (loss) income (attributable) available to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments from continuing and discontinued operations. The Company’s management believes that “operating (loss) income (attributable) available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading. The Company also uses “operating (loss) income (attributable) available to RenaissanceRe common shareholders” to calculate “operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net income (loss) available (attributable) to RenaissanceRe common shareholders to operating (loss) income (attributable) available to RenaissanceRe common shareholders; 2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted to operating (loss)

income (attributable) available to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Six months ended
(in thousands of United States dollars, except for per share amounts)	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net income (loss) available (attributable) to RenaissanceRe common shareholders	$24,764	$210,241	$(223,269)	$375,288
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(34,979)	(70,051)	(29,765)	(118,251)
Adjustment for net other-than-temporary impairments of continuing operations	—	796	—	829
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(1,055)	(42)	(1,453)

Operating (loss) income (attributable) available to RenaissanceRe common shareholders	$(10,215)	$139,931	$(253,076)	$256,413

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$0.48	$3.66	$(4.39)	$6.37
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(0.69)	(1.26)	(0.58)	(2.07)
Adjustment for net other-than-temporary impairments of continuing operations	—	0.02	—	0.02
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(0.02)	—	(0.02)

Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted	$(0.21)	$2.40	$(4.97)	$4.30

Return on average common equity - annualized	3.3%	26.8%	(14.4%)	23.8%
Adjustment for net realized and unrealized (gains) losses on investments of continuing operations	(4.7%)	(8.9%)	(1.9%)	(7.5%)
Adjustment for net other-than-temporary impairments of continuing operations	—	0.1%	—	0.1%
Adjustment for net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments of discontinued operations	—	(0.1%)	—	(0.1%)

Operating return on average common equity - annualized	(1.4%)	17.9%	(16.3%)	16.3%

The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Insurance segment. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment, and the exclusion of catastrophe premiums assumed from the Company’s Insurance segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures, excluding catastrophe premiums assumed from the Company's Insurance segment.